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 EXHIBIT 23.2 CONSENT OF LENTOL, VIOLET, KIENITZ & COMPANY











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                              ACCOUNTANTS' CONSENT



We consent to the inclusion in the Conversion Application on Form AC filed by Citizens Federal Savings and Loan Association and the Registration Statement on Form S-1 filed by Delphos Citizens Bancorp, Inc. of our report dated November 15, 1995 and July 2, 1996 on the financial statements of Citizens Federal Savings and Loan Association as of September 30, 1995 and 1994 and for the three year period ended September 30, 1995. We also consent to the reference to us under the heading "Experts" in the registration statement.





                   /s/ Lentol, Violet, Kienitz & Company

                   LENTOL, VIOLET, KIENITZ & COMPANY



Lima, Ohio
October 9, 1996